                                                                    EXHIBIT 10.8











                           DAYTON SUPERIOR CORPORATION

                              AMENDED AND RESTATED
                              SHAREHOLDER AGREEMENT






                            Dated as of [ (1) ], 1996














_________________
(1) Agreement to be dated as of the closing date of the Company's initial public offering.

                                    ARTICLE I

                                   DEFINITIONS
                                                                            Page
                                                                            ----
SECTION 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                   ARTICLE II

                              CERTAIN TRANSACTIONS

SECTION 2.1    Amendment of Prior Agreement. . . . . . . . . . . . . . . . . . 4
SECTION 2.2    1994 Stock Option Plan. . . . . . . . . . . . . . . . . . . . . 4

                                   ARTICLE III

                      BOARD OF DIRECTORS; VOTING AGREEMENTS

SECTION 3.1    Board of Directors. . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 3.2    Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 3.3    Termination of Voting Agreements
                     and Proxies . . . . . . . . . . . . . . . . . . . . . . . 6

                                   ARTICLE IV

                           TRANSFER OF COMMON SHARES

SECTION 4.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 4.2    Restrictions on Transfer; Legend on
                Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 4.3    Sales to Competitors. . . . . . . . . . . . . . . . . . . . . . 7
SECTION 4.4    Tag-Along Rights. . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 4.5    Drag-Along Rights . . . . . . . . . . . . . . . . . . . . . . . 8

                                    ARTICLE V

                               REGISTRATION RIGHTS

SECTION 5.1    Registration on Request . . . . . . . . . . . . . . . . . . . . 9
SECTION 5.2    Incidental Registration . . . . . . . . . . . . . . . . . . . .10
SECTION 5.3    Registration Procedures . . . . . . . . . . . . . . . . . . . .11
SECTION 5.4    Underwritten Offerings. . . . . . . . . . . . . . . . . . . . .15
SECTION 5.5    Preparation; Reasonable Investigation . . . . . . . . . . . . .16

SECTION 5.6    Indemnification . . . . . . . . . . . . . . . . . . . . . . . .16
SECTION 5.7    Rule 144. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

                                   ARTICLE VI

                               SALE OF THE COMPANY

SECTION 6.1    Representations and Warranties
                Upon Sale of the Company . . . . . . . . . . . . . . . . . . .20

                                   ARTICLE VII

                                CERTAIN COVENANTS

SECTION 7.1    Action by Shareholders. . . . . . . . . . . . . . . . . . . . .21
SECTION 7.2    Further Actions . . . . . . . . . . . . . . . . . . . . . . . .21

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 8.2    Binding Nature of Agreement . . . . . . . . . . . . . . . . . .21
SECTION 8.3    Descriptive Headings. . . . . . . . . . . . . . . . . . . . . .21
SECTION 8.4    Specific Performance. . . . . . . . . . . . . . . . . . . . . .21
SECTION 8.5    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 8.6    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 8.7    Severability. . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 8.8    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 8.9    Amendment and Waiver. . . . . . . . . . . . . . . . . . . . . .22
SECTION 8.10   Additional Parties. . . . . . . . . . . . . . . . . . . . . . .22
SECTION 8.11   No Third Party Beneficiaries. . . . . . . . . . . . . . . . . .23
SECTION 8.12   Agent for Management Investors. . . . . . . . . . . . . . . . .23


EXHIBIT A -- Certificate to Accompany Certain Transfers

                           DAYTON SUPERIOR CORPORATION

                              AMENDED AND RESTATED
                              SHAREHOLDER AGREEMENT

               THIS AMENDED AND RESTATED SHAREHOLDER AGREEMENT (this "Agreement") is made as of [ (1)], 1996 by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "Company"), each of the holders of Common Shares (as such term is defined herein) or options or warrants to acquire Common Shares indicated at the end of this Agreement, and such other holders of Common Shares or options or warrants to acquire Common Shares as, from time to time, may become parties to this Agreement in accordance with the provisions hereof (individually, a "Shareholder" and, collectively, the "Shareholders"), under the following circumstances:

               A. The Company and each of the holders of its capital shares entered into an Amended and Restated Shareholder Agreement dated as of October 13, 1995 (the "Prior Agreement") in order to make certain provisions with respect to their ownership of capital shares of the Company; and

               B. Certain of the parties to the Prior Agreement (the "Selling Shareholders") have sold their Common Shares in the Company's initial public offering (the "Offering"); and

               C. The Company and the Shareholders now desire to amend and restate the Prior Agreement in certain respects to reflect the completion of the Offering and the sale by the Selling Shareholders of their Common Shares and to set forth certain other agreements.

               NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.1 DEFINITIONS. Unless otherwise defined herein, the following terms used in this Agreement shall have the meanings specified below:

               "AFFILIATE" shall mean, with respect to any Person, any of (a) a director or executive officer of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

               "CLASS A COMMON SHARES" shall mean Class A Common Shares, without par value, of the Company.

               "CLASS B COMMON SHARES" shall mean Class B Common Shares, without par value, of the Company.

               "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

               "COMMON SHARES" shall mean the Class A Common Shares and the Class B Common Shares.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

               "MANAGEMENT INVESTORS" shall mean those members of the management of the Company (other than Matthew O. Diggs, Jr.) who own Class A Common Shares or options to acquire such shares granted under an employee stock option plan of the Company.

               "PERSON" shall mean an individual or a corporation, association, partnership, limited liability company, organization, business or other entity, including a government or a subdivision thereof or a governmental agency.

               "PUBLIC SALE" shall mean any sale of Common Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) adopted under the Securities Act.

               "REGISTRABLE SECURITIES" shall mean, as to any Shareholder, (a) any issued and outstanding Common Shares owned by such Shareholder and (b) any securities issued or issuable with respect to any Common Shares referred to in
(a) above by way of shares dividend or shares split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such

Registrable Securities shall have been disposed of in accordance with such registration statement, (x) such Registrable Securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) such Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company and a subsequent disposition of such Registrable Securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (z) such Registrable Securities shall have ceased to be outstanding.

               "REGISTRATION EXPENSES" shall mean all reasonable expenses incident to the Company's performance of its obligations under Sections 5.1 through 5.6 hereof, including, without limitation (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance, (vi) the fees and disbursements of any one counsel retained by the holder or holders of a majority of the Registrable Securities being registered (or, if Ripplewood has requested the registration under Section 5.1, any one counsel selected by Ripplewood to represent all holders of Registrable Securities being registered) and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes.

               "RESTRICTED SECURITIES" shall mean all Common Shares and any securities obtained upon exchange for or upon conversion or transfer of or as a distribution on such Common Shares or any such securities and except that any particular Restricted Securities shall cease to be such when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstanding. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the issuer thereof or its transfer agent, without expense (other than transfer taxes, if any), new securities of like tenor not bearing a legend of the character set forth in Section 4.2.

               "RIPPLEWOOD GROUP" shall mean Ripplewood and its Affiliates and all other Shareholders owning Common Shares as to which Ripplewood controls the voting rights.

               "SALE OF THE COMPANY" shall mean any transaction pursuant to which a Person or Persons other than the Ripplewood Group acquire(s): (i) a number of Common Shares which represents a majority of the outstanding Common Shares (whether pursuant to the sale of Common

Shares or by merger, consolidation, recapitalization, reorganization or otherwise) or (ii) all or substantially all of the assets of the Company.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "SUBSIDIARIES" means, as to any Person, any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which an aggregate of at least a majority of the outstanding voting shares or other equivalent controlling interest is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

               "VOTING SHARES" shall mean all of the Company's capital shares entitled to vote generally in the election of directors of the Company.


                                   ARTICLE II

                              CERTAIN TRANSACTIONS

               SECTION 2.1. AMENDMENT OF PRIOR AGREEMENT. (a) The Prior Agreement hereby is amended and restated in its entirety as set forth in this Agreement.

               (b) Each of the parties to the Prior Agreement who is a party hereto hereby releases and discharges all other parties to the Prior Agreement and their respective present or former officers, directors, employees, affiliates, representative, shareholders, successors and assigns (collectively, the "Releasee") from all claims, rights, causes of actions, suits or recoveries, known or unknown, whether absolute or contingent or due or to become due, that might be brought against the Releasee under the Prior Agreement.

               SECTION 2.2. 1994 STOCK OPTION PLAN. Each Management Investor who holds an option granted under the 1994 Stock Option Plan hereby acknowledges and agrees that all references in such plan and options to the Prior Agreement hereafter shall refer to this Agreement, as it may be amended from time to time.

                                   ARTICLE III

                      BOARD OF DIRECTORS; VOTING AGREEMENTS

               SECTION 3.1. BOARD OF DIRECTORS. From and after the date hereof, each of the Shareholders shall vote all Voting Shares held by such Shareholder, and shall take all other necessary or desirable actions within the control of such Shareholder:

                    (i) to cause the number of directors of the Company (the "Board") to be fixed at such number as Ripplewood may specify;

                    (ii) to cause the election to the Board (whether at a meeting of the shareholders or pursuant to an action by written consent of the shareholders in lieu of a meeting) of the Persons designated by Ripplewood ("Ripplewood Designees");

                    (iii) at the written request of Ripplewood given at any time, to cause the immediate removal from the Board (with or without cause) of any Ripplewood Designee(s) specified by Ripplewood (and if any such request is given during any meeting, at the option of Ripplewood, to cause such meeting to be adjourned pending filling the vacancy caused by such removal in accordance with clause (iv) below); and

                    (iv) in the event that any Ripplewood Designee for any reason ceases to serve as a director during such person's term of office, to cause the resulting vacancy on the Board to be filled with a Ripplewood Designee immediately upon the written request of Ripplewood, whether at a meeting of the shareholders or pursuant to an action by written consent of the shareholders in lieu of a meeting.

               SECTION 3.2. VOTING AGREEMENTS. From and after the date hereof and until the provisions of this Section 3.2 shall terminate as provided in
Section 3.3 hereof, each of the Management Investors: (a) shall vote all of the Voting Shares held by such Person (including shares acquired after the date hereof) in the same manner as the Voting Shares held by Ripplewood are voted on all matters acted upon at any annual or special meeting of shareholders or by written consent in lieu of a meeting, and (b) irrevocably constitutes and appoints the Person who is at the time the Senior Managing Director and Chief Executive Officer of Ripplewood its proxy to vote all of the Voting Shares held by such Person in the same manner as the Voting Shares held by Ripplewood are voted on all matters acted upon at any annual or special meeting of shareholders or by written consent in lieu of a meeting; PROVIDED, that this Section 3.2 shall be inapplicable with respect to any matters which would both adversely affect the rights of Voting Shares held by any such Person and treat such Person differently from other holders of Voting Shares. The voting agreements and proxies granted pursuant to this Section 3.2 are coupled with an interest. Each Person subject to a voting agreement and proxy pursuant to this Section 3.2 represents that he or it has not granted and is not a party to any proxy, voting trust or other agreement which in each case is inconsistent with or conflicts with the provisions of this Agreement, and no such Person shall grant any proxy or become a party to any voting trust or other agreement which in each case is inconsistent with or conflicts with the provisions of this Agreement. The Company shall cause any Person who hereafter becomes a Management Investor to become a party to this Agreement and to become subject to all of the provisions of this Agreement, including, without limitation, the provisions of this Section 3.2.

               SECTION 3.3. TERMINATION OF VOTING AGREEMENTS AND PROXIES. With respect to Voting Shares subject to a voting agreement and proxy pursuant to Sections 3.1 and 3.2, such voting agreement and proxy shall terminate automatically (without any action on behalf of the holder of such shares or any other party) and be of no further force and effect at such time as all of the Class B Common Shares are converted into Class A Common Shares in accordance with their terms.

                                   ARTICLE IV

                            TRANSFER OF COMMON SHARES

               SECTION 4.1. GENERAL. Except as otherwise provided in the Amended Articles of Incorporation, this Agreement or by law, each Shareholder may transfer its Common Shares at any time to any Person.

               SECTION 4.2.  RESTRICTIONS ON TRANSFER; LEGEND ON CERTIFICATES.
(a) Except as otherwise provided in this Agreement, Restricted Securities shall not be transferable except: (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 (or any successor provisions) under the Securities Act, or (iii) upon receipt by the Company of an opinion of counsel (which may be an in-house counsel) reasonably satisfactory to the Company to the effect that such transfer is exempt from the registration requirements of the Securities Act.

               (b) Unless otherwise expressly provided herein, each certificate for Restricted Securities and each certificate issued in exchange for or upon transfer of any thereof shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and the transfer of such securities is subject to the conditions specified in that certain Amended and Restated Shareholder Agreement among Dayton Superior Corporation and the shareholders listed therein, as the same may be amended from time to time, a counterpart of which has been placed on file by the issuer at its principal place of business and its registered office. The issuer reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer."

               (c) Any other provision of this Agreement to the contrary notwithstanding, no transfer of any Common Shares other than a Public Sale may be made to any Person unless such Person shall have agreed in writing that such Person, as a Shareholder, and the Common Shares it acquires shall be bound by and be entitled to the benefits of all the provisions of this Agreement applicable to shares of the type acquired by such Person. Any purported transfer of Common Shares without compliance with the applicable provisions of this Agreement shall be void and of no effect, and the purported transferee shall have no rights hereunder. In the event of such non-complying transfer, the Company shall not transfer any such Common Shares on its books or recognize the purported transferee as a shareholder or partner, for any purpose, until all applicable provisions of this Agreement have been complied with.

               SECTION 4.3. SALES TO COMPETITORS. Notwithstanding anything to the contrary in this Agreement, no Shareholder shall, without the prior written consent of Ripplewood and the Company, transfer any Common Shares (other than in a Public Sale) to any Person which is substantially engaged in the business of manufacturing or selling: (i) concrete accessories consisting of wire and chemical products used in various methods of concrete construction in North America or (ii) masonry reinforcement products used in North America, or which owns directly or indirectly 50% or more of a Person which is substantially engaged in the business of manufacturing or selling concrete accessories consisting of wire and chemical products used in various methods of concrete construction in North America or masonry reinforcement products used in North America (any such Person being referred to herein as a "Competitor"); PROVIDED, that any Shareholder which obtains (i) an executed certificate from the transferee in the form of EXHIBIT A hereto and (ii) an executed confidentiality agreement from the transferee with respect to the information provided to such Person by the Shareholder containing an agreement on behalf of such Person not to use the information provided to such Person to the detriment of the Company, and delivers such executed documents to the Company with a copy to Ripplewood simultaneously with such transfer shall be entitled to conclusively rely on such certificate as fulfilling its obligations under this Section 4.3 with respect to such transfer.

               SECTION 4.4. TAG-ALONG RIGHTS. If Ripplewood proposes to transfer to any Person (the "Transferee"), in one or a series of related transactions other than in a Public Sale, Common Shares representing 40% or more of the Common Shares then owned by Ripplewood, Ripplewood shall first give to each Shareholder a written notice (a "Transfer Notice"), setting forth: (a) the number of Common Shares that the Transferee proposes to acquire from Ripplewood,
(b) the name and address of the Transferee, (c) the proposed purchase price, terms of payment and other material terms and conditions of the Transferee's offer (including representations, warranties and indemnities) and (d) a representation from Ripplewood to the effect that Ripplewood will not transfer its shares to the Transferee unless the Transferee agrees to purchase, upon the purchase by the Transferee of any Common Shares owned by Ripplewood and for the same per share consideration, that number of Common Shares (or if such number is not an integral number, the next integral number which is greater than such number) which shall be the product of (i) the total number of Common Shares then owned by such Shareholder and (ii) a fraction, the denominator of which shall be the total number of Common Shares then held by Ripplewood and the numerator of which shall be the number of Common Shares held by Ripplewood indicated in the Transfer Notice as subject to purchase by the Transferee. Such Shareholder shall have the right, for a period of 15 days after the Transfer Notice is given, to accept such offer in whole or in part, exercisable by delivering a written notice to Ripplewood and the Company within such 15-day period, setting forth therein the number and class of Common Shares (which may be the number of shares set forth in the offer by the Transferee or a portion thereof) to be sold by such Shareholder. Prior to the earlier of (x) the end of such 15-day period,
(y) the acceptance of the Transferee's offer (whether based directly on the offer pursuant to the Transfer Notice or on an agreement reached between the

Shareholder and the Transferee) or (z) the rejection of the offer, Ripplewood shall not complete any sale of Common Shares to the Transferee. Thereafter, for a period of 120 days after the prohibition under the preceding sentence terminates, Ripplewood may sell to the Transferee, for the consideration and on the terms set forth in the Transfer Notice, the Common Shares stated in the Transfer Notice as subject to purchase by the Transferee; PROVIDED, that the Transferee shall simultaneously purchase all such Common Shares from those who have accepted the Transferee's offer.

               SECTION 4.5. DRAG-ALONG RIGHTS. If Ripplewood proposes to transfer to any Person (the "Proposed Transferee") Common Shares representing 40% or more of the Common Shares then owned by Ripplewood other than in a Public Sale, Ripplewood shall have the right (the "Drag-Along Right") to require each other Shareholder to sell to the Proposed Transferee for the same per share consideration received by Ripplewood that number of Common Shares (or if such number is not an integral number, the next integral number which is greater than such number) which is the product of (i) the total number of Common Shares then owned by such Shareholder, and (ii) a fraction, the denominator of which is the total number of Common Shares then owned by Ripplewood, and the numerator of which is the number of such shares indicated in the Drag-Along Notice (as hereinafter defined) as subject to purchase by the Proposed Transferee. To exercise the Drag-Along Right, Ripplewood shall first give to the Company and each other Shareholder (pursuant to a list provided by the Company) a written notice (a "Drag-Along Notice") setting forth: (a) the number of Common Shares that the Proposed Transferee proposes to acquire from Ripplewood, (b) the name and address of the Proposed Transferee, (c) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer and (d) the aggregate number of Common Shares owned by each such Shareholder as to which Ripplewood desires to exercise its Drag-Along Right pursuant to this Section 4.5 (which may be the number of shares determined pursuant to the previous sentence or a portion thereof, provided that the proportion of shares as to which Ripplewood desires to exercise its Drag-Along Right is the same for all Shareholders). Each Shareholder thereafter shall be obligated to sell the Common Shares subject to such Drag-Along Notice and to make his proportionate share of the representations, warranties and indemnities contained in the transfer agreement; PROVIDED, that the sale to the Proposed Transferee is consummated within 120 days of delivery of the Drag-Along Notice. If the sale is not consummated within such 120-day period, then each Shareholder no longer shall be obligated to sell such Shareholder's shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this
Section 4.5. The provisions of this Section 4.5 shall not apply to transfers by Ripplewood to any Affiliate of Ripplewood, transfers by any Affiliate of Ripplewood to Ripplewood or transfers by any Affiliate of Ripplewood to any other Affiliate of Ripplewood but shall apply to transfers by any Affiliate of Ripplewood to any Person other than Ripplewood or any Affiliate of Ripplewood.

                                    ARTICLE V

                               REGISTRATION RIGHTS

               SECTION 5.1. REGISTRATION ON REQUEST. (a) Upon the written request of Ripplewood requesting that the Company effect the registration under the Securities Act of all or a portion of Ripplewood's Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

                    (i) the Registrable Securities which the Company has been so requested to register by Ripplewood for disposition in accordance with the intended method of disposition stated in such request;

                    (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 20 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities if the method of disposition stated in Ripplewood's request is other than an underwritten offering); and

                    (iii) all Common Shares which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 5.1,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Shares, if any, so to be registered: PROVIDED, that Ripplewood shall be entitled to not more than two registrations upon request; and PROVIDED, FURTHER, that no registration shall be counted as a registration requested by Ripplewood for purposes of this Section 5.1 unless at least 75% of the Registrable Securities requested to be registered by Ripplewood are registered and the registration statement with respect thereto has become effective.

               (b) Registrations under this Section 5.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

               (c) The Company will pay all Registration Expenses in connection with the registration requested pursuant to this Section 5.1.

               (d) If a requested registration pursuant to this Section 5.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company and shall be reasonably acceptable to Ripplewood.

               (e) If a requested registration pursuant to this Section 5.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities so requested to be included, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, PRO RATA among such holders on the basis of the number of such securities requested to be included by such holders, and (ii) second, securities the Company proposes to sell and other securities of the Company included in such registration by the holders thereof.

               SECTION 5.2. INCIDENTAL REGISTRATION. (a) If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4, S-8, S-14 or S-15 or any successor or similar forms), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 5.2. Upon the written request of any such holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, PROVIDED that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 5.2.

               (b) If (i) a registration pursuant to this Section 5.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable

Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce PRO RATA (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities the registration of which shall have been requested by each holder of Registrable Securities so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

               SECTION 5.3. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1 or 5.2, the Company shall, as expeditiously as possible:

                    (i) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective; PROVIDED, HOWEVER, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 5.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; PROVIDED, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until 90 days after such registration statement becomes effective;

                    (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

                    (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                    (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                    (vi) furnish to each seller of Registrable Securities a copy of (x) any opinion of counsel received by the Company, and
               (y) any "comfort" letter received by the Company;

                    (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                    (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                    (B) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                    (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose;

                    (D) if at any time the representations and warranties of the Company made as contemplated by Section 5.4 below cease to be true and correct; or

                    (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

                    (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                    (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                    (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                    (xi) make available for inspection by a representative of the holders of Registrable Securities, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration; PROVIDED, that the Company shall not be required to comply with this subdivision (xi) if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto; and PROVIDED, FURTHER, that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (other than to any holder of Registrable Securities) unless (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate (A) in compliance with any law, rule, regulation or order applicable to any such Inspectors or holder of Registrable Securities, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which such Inspectors or any holder of Registrable Securities is a party or (D) to avoid or correct material misstatements or omissions in the prospectus;

                    (xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                    (xiii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed; and

                    (xiv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

               The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration) to which the holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object; PROVIDED, that the Company may file such document in a form required by law or upon the advice of its counsel.

               Upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this Section 5.3, each holder of Registerable Securities shall forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(viii) of this Section 5.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in subdivision (ii) of this Section 5.3 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this
Section 5.3.

               If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any other applicable statute then in force, the deletion of the reference to such holder.

               SECTION 5.4. UNDERWRITTEN OFFERINGS. (a) The holders of Registrable Securities to be distributed in any underwritten offering shall be parties to the underwriting agreement between the Company and such underwriters.

                    (b) (i) Each holder of Registrable Securities agrees by acquisition.of such Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 5.1 or 5.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration. Each holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 5.4.

                    (ii) The Company shall (x) if so required by the managing underwriter, not sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 5.1 or 5.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, S-14 or S-15 or any successor or similar forms thereto, and (y) cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a Public Sale) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period except as part of such underwritten registration.

               (c) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Company and the holders of a majority of Registrable Securities to be included in such underwritten offering, (ii) completes and executes all questionnaires providing information about such person and other documents (other than powers of attorney) required under the terms of such underwriting arrangements and (iii) makes representations and warranties with respect to information provided by such Person as may be reasonably requested.

               SECTION 5.5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

               SECTION 5.6. INDEMNIFICATION. (a) In the event any registration statement is filed under the Securities Act pursuant to Section 5.1 or 5.2, the Company shall agree at such time to indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, that the Company shall not be liable in any such case (i) to any such holder, any such officer or director of any such holder or any Person who controls any such holder to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation thereof, (ii) to any such underwriter or any such Person who controls any such underwriter to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such underwriter specifically stating that it is for use in the preparation thereof; and PROVIDED, further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

               (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section
5.1 or 5.2, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, that such indemnification shall be limited to the net proceeds to be received by the prospective seller of such Registrable Securities. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

               (d) Indemnification similar to that specified in the preceding subdivisions of this Section 5.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

               (e) The indemnification required by this Section 5.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               (f) If the indemnification provided for in the preceding subdivisions of this Section 5.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 5.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision
(f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section 5.6 had been available under the circumstances.

               The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision
(f) were determined by PRO RATA allocation (even if the holders, Requesting Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and subdivision (c) of this Section 5.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

               Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or
(ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               SECTION 5.7. RULE 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE VI

                               SALE OF THE COMPANY

               SECTION 6.1. REPRESENTATIONS AND WARRANTIES UPON SALE OF THE COMPANY. In connection with any Sale of the Company, each Shareholder shall become a party to the agreement implementing such Sale of the Company and representations and warranties with respect to information provided by such Shareholder as reasonably may be requested; PROVIDED, that the foregoing shall only be applicable if the agreement implementing such Sale of the Company shall contain a provision that limits the liability of such Shareholder to the net proceeds to be received by such Shareholder from the sale of such Shareholder's shares to the Transferee.

                                   ARTICLE VII

                                CERTAIN COVENANTS


               SECTION 7.1. ACTION BY SHAREHOLDERS. The Shareholders shall from time to time vote their Common Shares as may be required to cause the Company to comply with the provisions of this Agreement.

               SECTION 7.2. FURTHER ACTIONS. In case at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take all such necessary action.

                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.1. NOTICES. All notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally or sent by confirmed telecopy, (ii) on the next business day if sent by overnight courier and (iii) when received if delivered otherwise. Such notices shall be addressed to the appropriate party to the attention of the person who executed this Agreement at the address set forth under such party's name at the end of this Agreement (or to the attention of such other person or to such other address as such party shall have furnished to each other party in accordance with this Section 8.1), provided that (A) notice to any of the Management Investors shall be given to the Agent for the Management Investors, Dayton Superior Corporation, 721 Richard Street, Miamisburg, Ohio 45342, Attention: John A. Ciccarelli, or such other Person designated pursuant to Section 8.12 hereof. A copy of any notice sent to the Company shall be sent by the party sending such notice to the Company to David A. Neuhardt, Thompson Hine & Flory P.L.L., 2000 Courthouse Plaza Northwest, Dayton, Ohio 45402.

               SECTION 8.2. BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

               SECTION 8.3. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

               SECTION 8.4. SPECIFIC PERFORMANCE. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

               SECTION 8.5. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Ohio, without regard to the principles of conflicts of law.

               SECTION 8.6. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               SECTION 8.7. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

               SECTION 8.8. ENTIRE AGREEMENT. This Agreement is intended by the parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

               SECTION 8.9. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Company and Shareholders owning at least a majority of the then outstanding Common Shares held by all Shareholders who are parties to this Agreement at the time (taken together as a single class); PROVIDED that (i) no such amendment may adversely affect the rights of any Shareholder without the prior written consent of such Shareholder and (ii) no such amendment may both
(x) adversely affect the rights of Shareholders of any class and (y) treat the holders of such class differently from holders of another class in a manner not contemplated by this Agreement without the prior written consent of holders of a majority of shares (whether outstanding or issuable) of the class so adversely affected. The Company shall provide notice to all Shareholders of any amendment to this Agreement which was not approved in writing by such Shareholder. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by or on behalf of the party waiving such provision.

               SECTION 8.10. ADDITIONAL PARTIES. A Person who holds or acquires any Common Shares or any security which is convertible into or exchangeable for, or any option, warrant or other right to acquire, Common Shares after the date of this Agreement may become a party to this Agreement if the Company so agrees by executing and delivering to the Company a dated, counterpart signature page to this Agreement or other instrument acceptable to the Company evidencing such Person's agreement to become a party to this Agreement and bound hereby, and such Person shall become a party to and bound by this Agreement effective upon acceptance of such signature page or other instrument by the Company (to be evidenced by the Company's execution thereof).


               SECTION 8.11. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

               SECTION 8.12. AGENT FOR MANAGEMENT INVESTORS. John A. Ciccarelli or such other person who is the President of the Company at the time shall act as agent for each of the Management Investors (the "Agent for the Management Investors") for all purposes of this Agreement, and all payments, obligations, notices or other deliveries from the Company or any other Shareholder may be made to the Agent for the Management Investors.

               IN WITNESS WHEREOF, the parties indicated below have entered into this Agreement as of the date first above written.

                                     DAYTON SUPERIOR CORPORATION
                                     721 Richard Street
                                     Miamisburg, Ohio 45342
                                     Attention:  President


                                     RIPPLEWOOD HOLDINGS L.L.C.
                                     712 Fifth Avenue, 40th floor
                                     New York, NY 10019


                                     MATTHEW O. DIGGS, JR.
                                     The Diggs Group Inc.
                                     40 North Main Street
                                     Dayton, OH   45402


                                     JOHN A. CICCARELLI


                                     MICHAEL C. DEIS


                                     MARK K. KALER


                                     JAMES C. STEWART


                                     J.R. PAINE, JR.


                                     RICHARD L. BRASWELL


                                     JAMES FENNESSY


                                     GREGORY ARNETT

                                     MICHAEL BARNETT


                                     MARIO CATANI


                                     WILLIAM S. JAGGER


                                     MYRON JORNOV


                                     J. DALE LEATH


                                     DENNIS MALLANEY


                                     JAMES METZ


                                     ROY L. EDGAR


                                     KEITH E. KELLER


                                     DONALD VAN GERVE


                                     STEVEN GETZ


                                     KEVIN KRIEBS


                                     JEFFREY MATTHEWS


                                     LARRY MONGOLE


                                     JAMES SWAFFAR

                                                                       EXHIBIT A


                              OFFICER'S CERTIFICATE

               I hereby certify that I am an authorized officer of [TRANSFEREE'S NAME] (the "Company"). This Certificate is being furnished to Dayton Superior Corporation ("DSC") and to Ripplewood Holdings L.L.C. pursuant to Section 4.3 of that certain Amended and Restated Shareholder Agreement among DSC and certain of the shareholders of DSC, in connection with the transfer of securities of DSC to the Company.

               Based upon the foregoing, I certify that:

               1. The Company is not substantially engaged in the business of manufacturing or selling concrete accessories consisting of wire and chemical products used in various methods of concrete construction in North America or masonry construction products used in North America.

               2. The Company does not own directly or indirectly 50% or more of any person or entity which is substantially engaged in the business of manufacturing or selling concrete accessories consisting of wire and chemical products used in various methods of concrete construction in North America or masonry construction products used in North America.


                                        Dated:_________________________


                                        By:____________________________
                                           Name:
                                           Title: